UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Ocean Biomedical, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

55 Claverick St., Room 325

Providence, RI 02903

(Address of Principal Executive Offices)

(401) 444-7375

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OCEA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	OCEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2023, Ocean Biomedical, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”) for the sale of up to three Senior Secured Convertible Notes (each, a “Note” and collectively, the “Notes”), which Notes are convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in an aggregate principal amount of up to $27,000,000, in a private placement (the “Offering”). The Company expects to consummate the closing for the sale of (i) the initial Note in the principal amount of $7,560,000 and (ii) a warrant to initially acquire up to 552,141 additional shares of Common Stock with an initial exercise price of $11.50 per share of Common Stock, exercisable immediately and expiring five years from the date of issuance (the “Warrant”), which is subject to customary closing conditions, on or about May 22, 2023. The Notes will be sold at an original issue discount of eight percent (8%).

The Company estimates that the net cash proceeds will be approximately $6,100,000 from the issuance of the initial Note and Warrant, after deducting the original issue discount and the estimated expenses of the Offering. $1,000,000 shall be subject to a deposit account control agreement.

SPA

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, the Company also agreed to the following additional covenants:

●	Until the later of (x) the Additional Closing Expiration Date, and (y) the Applicable Date and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, the Company shall not file a registration statement or an offering statement under the 1933 Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)).

●	So long as any Notes remain outstanding, the Company and each Subsidiary is prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction, other than an equity line of credit pursuant to that certain Common Stock Purchase Agreement by and between the Company and White Lion Capital LLC, dated September 7, 2022, and all documents executed in connection therewith.

●	The Company is required to obtain Stockholder Approval authorizing the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion or exercise set forth in the Notes or Warrants, respectively) (including, without limitation, Securities to be issued in connection with any Additional Closing hereunder).

●	The Company will use the proceeds from the sale of the Securities for general corporate purposes and, subject to the Company’s compliance with Section 7(a)(xxiii) of the SPA, for payment of the transaction costs related to the Company’s De-SPAC transaction with Aesther Healthcare Acquisition Corp., but not, directly or indirectly, for (i) other than certain exceptions, the satisfaction of any indebtedness of the Company or any of its Subsidiaries (including, without limitation, any amounts in excess of $3 million owed to any person in connection with the Business Combination) until the 15th Trading Day after the Applicable Date, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries or (iii) the settlement of any outstanding litigation.

●	So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 100% of the maximum number of shares of Common Stock issuable upon conversion of all the Notes then outstanding, and (ii) 100% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding; provided that at no time shall the number of shares of Common Stock reserved be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants.

In addition, under the SPA, the Company granted the purchasers in the Offering participation rights in future offerings of any equity security or any equity-linked or related security (including, without limitation, any “equity security” as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights, during the two years after the closing for the first Note. In the case of any offering of indebtedness, in an amount of up to 100% of the securities being sold in such offering. In the case of any other offering, 35% of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the Notes purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

Convertible Note

As noted above, the issuance of each Note is subject to customary closing conditions. The form of Note that is an exhibit to the SPA contains the following terms and conditions, all of which are expected to be included in each Note when issued.

General. The Interest Rate applicable to each Note is, as of any date of determination, the lesser of (I) eight percent (8%) per annum and (II) the greater of (x) five percent (5%) per annum and (y) the sum of (A) the Secured Overnight Financing Rate in effect as of such date of determination and (B) two percent (2%) per annum; provided, further, that each of the forgoing rates shall be subject to adjustment from time to time in accordance with the SPA. Each Note will mature on the first anniversary of its issuance (the “Maturity Date”). Additionally, each Note is required to be senior to all the Company’s other indebtedness, other than certain Permitted Indebtedness.

Security. Each Note will be secured by all the Company’s existing and future assets (including those of the Company’s significant subsidiaries), pursuant to a Security and Pledge Agreement (the “Security Agreement”) by and between the Company and certain of its subsidiaries (the “Subsidiaries”) and Investor, as the collateral agent (the “Agent”).

Guaranty. The obligations under each Note will be guaranteed by all of the Company’s existing and future subsidiaries, pursuant to a guaranty by and between the Subsidiaries and the Agent (the “Guaranty”).

Voluntary Conversion. All or any portion of the principal amount of each Note, plus accrued and unpaid interest, any late charges thereon and any other unpaid amounts, is convertible at any time, in whole or in part, at the noteholder’s option, into shares of the Company’s common stock at an initial fixed conversion price of $10.34 per share, subject to certain adjustments.

Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined in each Note), a noteholder may alternatively elect to convert all or any portion of the Conversion Amount into shares of common stock at an Alternate Conversion Price equal to the lower of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (ii) the greater of (x) the Floor Price and (y) the lowest of (A) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (B) ) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the date of the occurrence of such applicable Event of Default, (C) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, and (D) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) two (2).

Installments. On the first Trading Day of the calendar month immediately following the Initial Installment Trigger Date, on the first Trading Day of the calendar month immediately following each previous Installment Date, and on the Maturity Date (each, an “Installment Date”), the Company will make a payment on each Note in an amount equal to the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) the quotient of (I) the Outstanding Principal Value of the Note as of the initial Installment Date, divided by (II) the number of Installment Dates occurring under the Note (as determined as of the initial Installment Date assuming no Deferrals, Reallocations, Accelerations, redemptions or conversions under the Note prior to the Maturity Date) and (y) Outstanding Principal Value of the Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Outstanding Principal Value of the Note then outstanding under the Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of the Note, whether upon conversion, redemption or Deferral), (B) any Deferral Amount deferred pursuant to the Note and included in such Installment Amount in accordance therewith, (C) any Acceleration Amount accelerated pursuant to the Note and included in such Installment Amount in accordance therewith, (D) any other unpaid amounts (excluding amounts outstanding under the Notes) as of such Installment Date pursuant to the Transaction Documents, if any, and (E) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under the Note, if any, and accrued and unpaid Late Charges, if any, under the Note as of such Installment Date. Each payment will be satisfied, at the Company’s election, in shares of the Company’s common stock, subject to certain customary equity conditions (the “Equity Conditions”), at 100% of the Installment Amount (an “Installment Conversion”) or otherwise (or at the Company’s option, in whole or in part) in cash at 100% (or 110% if the Company has sold any securities in a Variable Price Transaction pursuant to any equity line of credit or at-the-market offering after the Issuance Date) of the Installment Amount (an “Installment Redemption”). If the Company effects an Installment Conversion, the Company will convert all or a portion of the Installment Amount into shares of the Company’s common stock at an Installment Conversion Price equal to the lower of (i) the Conversion Price then in effect, and (ii) the greater of (x) the Floor Price in effect and (y) the lowest of (I) 90% of the VWAP of the Common Stock as of the Trading Day immediately prior to the applicable Installment Date; and (II) 90% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) three (3).

Deferral. A noteholder may, at its election, defer the payment of all or any portion of the Installment Amount due on any Installment Date to another Installment Date.

Acceleration. On any day during the period starting on an Installment Date and ending on the trading day immediately prior to the next Installment Date (each, an “Installment Period”), a noteholder may, at its election, accelerate the conversion of other Installment Amounts at an Acceleration Conversion Price equal to the lower of (i) the Installment Conversion Price for such Current Installment Date related to such Acceleration Date and (ii) the greater of (x) the Floor Price and (y) the lesser of (I) 90% of the quotient of the VWAP of the Common Stock as of the Trading Day immediately prior to such Acceleration Date and (II) 90% of the quotient of (A) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to such Acceleration Date, divided by (B) three (3); and (III) solely respect to any Deferral Amount subject to an Acceleration, the lowest Acceleration Conversion Price of any Installment Date in which such Deferral Amount has been Deferred under the Note (each, a “Current Acceleration Conversion Price”), shall replace such Current Acceleration Conversion Price for any Acceleration of such Deferral Amount under the Note.

Reallocation. A noteholder may, at its election, reallocate all or any portion of the Installment Amount for an Installment Date to a later date during the Installment Period, with such reallocated amount converted at a reallocation conversion price per share equal to the lower of: (i) the Conversion Price then in effect, and (ii) the lower of (I) the Installment Conversion Price for such applicable Installment Period, and (II) the greater of (x) the Floor Price and (y) the lower of (A) 90% of the VWAP of the Common Stock on the Trading Day immediately prior to the applicable Reallocation Date and (B) 90% of the quotient of (X) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Reallocation Date, divided by (Y) three (3).

Change of Control. Upon a Change of Control (as defined in each Note), a noteholder may require the Company to redeem all, or any portion, of the Note at a price equal to the greater of: (i) the product of (w) 115% multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) 115% multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Alternate Conversion Price then in effect and (iii) the product of (y) 115% multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage, which in no event may exceed 9.99%.

Nasdaq Limitation. Unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company will be prohibited from issuing any shares of common stock upon conversion of the Note or otherwise pursuant to the terms of the Note, if the issuance of such shares of common stock would exceed 19.99% of the Company’s outstanding shares of common stock as of the date of the SPA or otherwise exceed the aggregate number of shares of common stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of Nasdaq.

Events of Default. The Note provides for certain Events of Default, including, among other things, any breach of the covenants described below and any failure of Dr. Chirinjeev Kathuria to be the chairman of the board of directors of the Company. In connection with an Event of Default, the noteholder may require the Company to redeem all or any portion of the Note, at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 115% and (ii) the product of (X) the Conversion Rate (using the Alternate Conversion Price then in effect) with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) 115% multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made.

Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the Notes, the incurrence of indebtedness, the existence of liens, the repayment of indebtedness and the making of investments, the payment of cash in respect of dividends, distributions or redemptions, the transfer of assets, the maturity of other indebtedness, and transactions with affiliates, among other customary matters. The Company also will be subject to financial covenants requiring that (i) the amount of the Company’s available cash equal or exceed (x) prior to the First Additional Closing Date, as defined in the SPA, $1 million or (y) after the First Additional Closing Date, $2.5 million; (ii) the ratio of (a) the outstanding principal amount of the Notes, accrued and unpaid interest thereon and accrued and unpaid late charges to (b) the Company’s average market capitalization over the prior ten trading days, not exceed 35%; and (iii) at any time any Notes remain outstanding, with respect to any given calendar month (each, a “Current Calendar Month”) (x) the Available Cash on the last calendar day in such Current Calendar Month shall be greater than or equal to the Available Cash on the last calendar day of the month prior to such Current Calendar Month less $1.5 million.

Registration Rights Agreement

In connection with the issuance of the Note, the Company will enter into a registration rights agreement in a form to be mutually agreed (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights to the noteholder.

Additional Information

The form of Note, Warrant, Guaranty, Security Agreement, SPA and Registration Rights Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The form of Note, Warrant, Guaranty, Security Agreement, SPA and Registration Rights Agreement have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the form of Note, Warrant, Guaranty, Security Agreement, SPA and Registration Rights Agreement are being made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

All capitalized terms used above in this Current Report on Form 8-K and not otherwise defined herein have the meanings ascribed to such terms in the SPA and related transaction documents, as applicable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Notes, and the shares of the Company’s common stock issuable upon conversion or in payment thereof, are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof, for the sale of securities not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 3.03 of this Current Report to the extent required.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Senior Secured Convertible Note

10.2	Form of Warrant

10.3	Guaranty

10.4	Security and Pledge Agreement

10.5	Securities Purchase Agreement

10.6	Registration Rights Agreement

99.1	Press Release of Ocean Biomedical, Inc., dated May 16, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN BIOMEDICAL, INC.

	By:	/s/ Elizabeth Ng
Elizabeth Ng
Chief Executive Officer

Date: May 16, 2023